Exhibit 99.1

GREEN PLAINS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AND RELATED NOTES THERETO

Introduction and Basis of Presentation

On October 8, 2018, Green Plains Inc. (the “Company”) entered into an asset purchase agreement for the sale of three ethanol plants located in Bluffton, Indiana, Lakota, Iowa, and Riga, Michigan, and certain related assets from subsidiaries, to Valero Renewable Fuels Company, LLC (“Valero”) for the sale price of $319.8 million, including net working capital and other adjustments (the “Valero Transaction”). Correspondingly, the Company entered into a separate asset purchase agreement with Green Plains Partners LP (the “Partnership”) for $120.9 million (the “Partnership Transaction”) to acquire the related storage assets to be disposed of in the sale to Valero and convey 460 of the 3,500 railcars leased by the Partnership to the Company. The Company received as consideration from Valero approximately $319.8 million, while the Partnership received as consideration from the Company 8.7 million Partnership units and a portion of the general partner interest equating to 0.2 million hypothetical limited partner units to maintain the general partner’s 2% interest. In addition, the Partnership also received as additional consideration approximately $2.6 million in cash related to the present value gain on railcars transferred, subject to certain post-closing adjustments. On November 15, 2018, the Company closed on both the Partnership Transaction and the Valero Transaction. The transactions were previously described in a Current Report of the Company on Form 8-K filed with the United States Securities and Exchange Commission on October 10, 2018 and a Current Report of the Company on Form 8-K/A filed with the United States Securities and Exchange Commission on November 21, 2018.

On October 23, 2018, the Company and Green Plains II LLC (“GP II”), an indirect wholly-owned subsidiary of the Company, entered into a stock purchase agreement with Kerry Holding Co. (“Kerry”) for GP II to sell all of the issued and outstanding capital stock of Fleischmann’s Vinegar Company, Inc. (the “Kerry Transaction”). On November 27, 2018, the Company closed on the Kerry Transaction. The Company received as consideration from Kerry $353.9 million in cash and restricted cash, including net working capital adjustments. The transaction was previously described in Current Reports of the Company on Form 8-K filed with the United States Securities and Exchange Commission on October 25, 2018 and November 28, 2018.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, of the Company is presented as if the Valero Transaction, the Partnership Transaction and the Kerry Transaction had occurred on September 30, 2018. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018, and for the year ended December 31, 2017, are presented as if such events had occurred on January 1, 2017.

The unaudited pro forma condensed consolidated balance sheet and statements of operations included herein are for informational purposes only and are not necessarily indicative of the results that might have occurred had the Valero Transaction, the Partnership Transaction and the Kerry Transaction taken place on the respective dates assumed. Actual results may differ significantly from those reflected in the unaudited condensed consolidated pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated balance sheet and the statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Company at the time these unaudited pro forma condensed consolidated financial statements were prepared. The Company believes its current estimates provide a reasonable basis of presenting the significant effects of the Valero Transaction, the Partnership Transaction and the Kerry Transaction.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes in addition to the following:

•the historical financial statements of the Company as of and for the year ended December 31, 2017, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

•the historical unaudited financial statements of the Company as of and for the nine months ended September 30, 2018, and the related notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

GREEN PLAINS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2018
(in thousands)

				Pro Forma
	Green	Disposition of	Disposition of	Adjustments		Pro Forma
	Plains Inc.	Ethanol Plants	Vinegar Plants	(Note 2)		Consolidated

ASSETS
Current assets
Cash and cash equivalents	$171,674	$(3,622)	$958	$666,758	(a)	$325,822
				(516,023)	(b)
				749	(c)
Restricted cash	62,797	8,252	-	7,000	(a)	61,545
Accounts receivable, net	134,950	4,314	17,411	-		113,225
Income taxes receivable	13,211	-	-	(15)	(d)	13,196
Inventories	765,198	30,514	16,965	-		717,719
Prepaid expenses and other	15,529	1,076	444	-		14,009
Derivative financial instruments	24,254	4,649	-	-		19,605
Total current assets	1,187,613	45,183	35,778	158,469		1,265,121
Property and equipment, net	1,143,551	184,476	62,789	-		896,286
Goodwill	182,879	6,188	142,002	-		34,689
Deferred income taxes	-	-	-	24,698	(d)	24,698
Other assets	170,791	4,897	79,833	-		86,061
Total assets	$2,684,834	$240,744	$320,402	$183,167		$2,306,855

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$155,663	$8,012	$6,268	$-		$141,383
Accrued and other liabilities	47,955	5,437	1,207	-		41,311
Derivative financial instruments	41,725	3,841	-	-		37,884
Short-term notes payable and other borrowings	556,566	-	-	(21,023)	(b)	535,543
Current maturities of long-term debt	65,614	-	-	-		65,614
Total current liabilities	867,523	17,290	7,475	(21,023)		821,735

Long-term debt	767,177	-	-	(495,000)	(b)	285,553
				13,376	(e)
Deferred income taxes	21,764	25,272	25,947	29,455	(d)	-
Other liabilities	14,235	4,662	-	-		9,573
Total liabilities	1,670,699	47,224	33,422	(473,192)		1,116,861

Stockholders' equity
Common stock	47	-	-	-		47
Additional paid-in capital	695,143	-	-	-		695,143
Retained earnings	276,083	193,520	287,023	656,359	(f)	451,899
Accumulated other comprehensive loss	(17,176)	-	(43)	-		(17,133)
Treasury stock	(55,184)	-	-	-		(55,184)
Total Green Plains stockholders' equity	898,913	193,520	286,980	656,359		1,074,772
Noncontrolling interests	115,222	-	-	-		115,222
Total stockholders' equity	1,014,135	193,520	286,980	656,359		1,189,994
Total liabilities and stockholders' equity	$2,684,834	$240,744	$320,402	$183,167		$2,306,855

GREEN PLAINS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(in thousands, except per share amounts)

					Pro Forma
	Green	Disposition of		Disposition of	Adjustments		Pro Forma
	Plains Inc.	Ethanol Plants		Vinegar Plants	(Note 2)		Consolidated
Revenues
Product revenues	$3,589,981		$421,866	$116,006	$-		$3,052,109
Service revenues	6,185		-	-	-		6,185
Total revenues	3,596,166		421,866	116,006	-		3,058,294

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	3,301,587		401,165	82,785	-		2,817,637
Operations and maintenance expenses	33,448		3,915	-	-		29,533
Selling, general and administrative expenses	112,024		6,084	6,277	-		99,663
Depreciation and amortization expenses	107,361		21,056	9,325	-		76,980
Total costs and expenses	3,554,420		432,220	98,387	-		3,023,813
Operating income (loss)	41,746		(10,354)	17,619	-		34,481

Other income (expense)
Interest income	1,597		11	-	-		1,586
Interest expense	(90,160)		-	(16,728)	26,276	(g)	(47,156)
Other, net	3,666		2,759	-	-		907
Total other income (expense)	(84,897)		2,770	(16,728)	26,276		(44,663)
Income (loss) before income taxes	(43,151)		(7,584)	891	26,276		(10,182)
Income tax benefit (expense)	124,782		29,305	17,523	(9,906)	(d)	68,048
Net income	81,631		21,721	18,414	16,370		57,866
Net income attributable to noncontrolling interests	20,570		305	-	-		20,265
Net income attributable to Green Plains	$61,061		$21,416	$18,414	$16,370		$37,601

Earnings per share:
Net income attributable to Green Plains - basic	$1.56						$0.96
Net income attributable to Green Plains - diluted	$1.47	(h)					$0.94	(h)
Weighted average shares outstanding:
Basic	39,247						39,247
Diluted	50,240	(h)					39,960	(h)

GREEN PLAINS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
(in thousands, except per share amounts)

				Pro Forma
	Green	Disposition of	Disposition of	Adjustments		Pro Forma
	Plains Inc.	Ethanol Plants	Vinegar Plants	(Note 2)		Consolidated
Revenues
Product revenues	$3,027,678	$330,850	$90,228	$-		$2,606,600
Service revenues	4,546	-	-	-		4,546
Total revenues	3,032,224	330,850	90,228	-		2,611,146

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	2,835,344	310,765	67,433	-		2,457,146
Operations and maintenance expenses	23,564	2,562	-	-		21,002
Selling, general and administrative expenses	80,817	4,138	3,170	(749)	(c)	72,760
Depreciation and amortization expenses	84,010	16,890	6,788	-		60,332
Total costs and expenses	3,023,735	334,355	77,391	(749)		2,611,240
Operating income (loss)	8,489	(3,505)	12,837	749		(94)

Other income (expense)
Interest income	2,136	9	-	-		2,127
Interest expense	(67,548)	-	(9,412)	18,750	(g)	(39,386)
Other, net	2,362	1	-	-		2,361
Total other income (expense)	(63,050)	10	(9,412)	18,750		(34,898)
Loss before income taxes	(54,561)	(3,495)	3,425	19,499		(34,992)
Income tax benefit (expense)	31,438	5,429	(1,191)	(4,771)	(d)	22,429
Net income (loss)	(23,123)	1,934	2,234	14,728		(12,563)
Net income attributable to noncontrolling interests	14,457	238	-	-		14,219
Net income (loss) attributable to Green Plains	$(37,580)	$1,696	$2,234	$14,728		$(26,782)

Earnings per share:
Net loss attributable to Green Plains - basic	$(0.94)					$(0.67)
Net loss attributable to Green Plains - diluted	$(0.94)					$(0.67)
Weighted average shares outstanding:
Basic	40,189					40,189
Diluted	40,189					40,189

GREEN PLAINS INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	BASIS OF PRESENTATION

See “Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements. For the purposes of this pro forma analysis, the sale price, including estimated working capital adjustments, have been allocated. Finalization of working capital adjustments is not expected to materially impact the adjustments shown above.

2.	PRO FORMA ADJUSTMENTS

Adjustments under the heading “Pro Forma Adjustment” in the accompanying pro forma condensed consolidated financial statements represent the following:

(a)

Reflects cash received at closing on the sale of ethanol plants of $319.8 million and the vinegar plants of $346.9 milllion, including working capital considerations. The Company also received $7.0 million of restricted cash on the sale of the vinegar plants.

(b)

Reflects the actual repayment of debt that occurred following the sale of the ethanol plants of $271.0 million, which included the repayment of short-term debt, and the vinegar plants of $245.0 milion.

(c)

Reflects the reversal of transaction costs incurred through September 30, 2018 of $0.2 million associated with the sale of the ethanol plants and $0.5 million associated with the sale of the vinegar plants.

(d)

Reflects the income tax impact related to interest savings as a result of repayment of debt of $516.0 million, and the reclassification of net deferred tax assets as an asset as a result of the transactions.

(e)

Reflects the write-off of debt issuance costs as a result of debt extinguishment, which is not presented in the pro forma condensed consolidated statement of operations as it is nonrecurring in nature and will not have a continuing impact on the Company.

(f)

Reflects the impact on equity related to the cash received at closing on the sale of the ethanol and vinegar plants, the gain on the sale of the ethanol plants of $96.6 million and the vinegar plants of $60.1 million, the write-off of debt issuance costs and the reversal of transaction costs incurred through September 30, 2018. The gain on the sale of the ethanol and vinegar plants is not presented in the pro forma condensed consolidated statement of operations as it is nonrecurring in nature and will not have a continuing impact on the Company.

(g)

Reflects the interest foregone as a result of repayment of debt. For the periods ended December 31, 2017 and September 30, 2018, the weighted average interest rate on the outstanding debt was approximately 6.9% and 7.3%, respectively. During the period ended December 31, 2017, Fleischmann Vinegar’s senior secured term loan was extinguished in full on August 29, 2017 with proceeds from the new $500.0 million secured term loan facility, and the Company wrote off deferred financing fees of $3.5 million and paid a prepayment penalty of $2.9 million.

(h)

The Company computed diluted earnings per share (“EPS”) for 2017 by dividing net income on an if-converted basis, adjusted to add back net interest expense related to the convertible debt instruments, by the weighted average number of common shares outstanding during the period, adjusted to include the shares that would be issued if the convertible debt instruments were converted to common shares and the effect of any outstanding dilutive securities. If the impact of the convertible debt instruments are antidilutive, the impact is excluded from the diluted EPS calculation. For additional information related to EPS, see Note 13 – Earnings Per Share in the notes to consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2017.